Finisar Corporation Reports Profit for Third Fiscal Quarter Ended January 31, 2006

SUNNYVALE, CA -- 03/02/2006 -- Finisar Corporation (NASDAQ: FNSR), a technology leader in gigabit fiber optic solutions for high-speed data networks, today reported financial results for its third fiscal quarter ended January 31, 2006.

FINANCIAL HIGHLIGHTS -- THIRD FISCAL QUARTER ENDED JANUARY 31, 2006

  GAAP
  --  Revenues of $93.5 million were up 8% sequentially, exceeding the upper end of guidance for the quarter of $88-$93 million, and up
      28% from the third quarter of the prior year. The Company has recorded ten consecutive quarters of revenue growth, the last six of which have set new records.

  --  Net income of $.03 per diluted share compares to a net loss of
      $.05 per share in the second quarter and a net loss of $.15 per share in the third quarter of the prior year.

  --  Gross margins of 30.2% were up from 23.8% in the second quarter and 22.8% in the third quarter of the prior year.

  --  Cash and short-term investments of $116.3 million at January 31,
      2006 were up from $95.7 million at the end of last quarter reflecting $11  million of proceeds from the sale of a minority investment and a $9.9 million loan received during the
      quarter. The Company generated approximately $17 million in
      EBITDA during the quarter.

  Non-GAAP Financial Measures
  --  Net income of $.03 per diluted share, compares to $.00 per share in the second quarter and a net loss of $.04 per share in the third quarter of the prior year.

  --  Gross margins of 38.8% were up from 32.7% in the second quarter and 29.8% in the third quarter of the prior year.
OPERATING RESULTS

Total revenues in the third quarter of fiscal 2006 were $93.5 million, up 8% on a sequential basis from $86.6 million in the second quarter and 28% from $73.1 million in the third quarter of the prior year. The Company's revenues have grown sequentially for ten consecutive quarters, the last six of which set new records. Total revenues from the sale of optical subsystems were $84.2 million in the third quarter, up 9% on a sequential basis from $77.4 million in the second quarter and 33% from $63.4 million in the third quarter of the prior year. Sales of network test and monitoring systems were $9.3 million in the third quarter compared to $9.2 million in the second quarter and down 3% from $9.7 million in the third quarter of the prior year.

The Company reported net income of $8.3 million, or $0.03 per diluted share, for the third quarter of fiscal 2006, compared to a net loss of $15.8 million, or $0.05 per share, in the second quarter and a net loss of $33.0 million, or $0.15 per share, in the third quarter of fiscal 2005. The Company's gross profit for the third quarter was $28.2 million, or 30.2% of total revenues, compared to 23.8% in the second quarter and 22.8% in the third quarter of 2005.

The Company's operating results include a number of non-cash and cash charges and gains principally related to acquisitions, the sale of minority investments, restructuring activities and financing transactions. For the third quarter of fiscal 2006, these items resulted in a net charge of $554,000 and included, among other items, a gain of $11.0 million associated with the sale of a minority investment and $1.3 million related to the reversal of a charge for expected warranty work offset by $4.5 million in amortization charges related to acquired developed technology and purchased intangibles arising from previous acquisitions, $4.5 million related to charges for slow-moving and obsolete inventory reserves, and $1.1 million related to the amortization of discount on convertible notes issued in 2001. The charge for slow-moving and obsolete inventory was largely based on an estimate of the amount of inventory that will be unused after twelve months although a portion of that inventory may in fact be used beyond this period. Also included in the current quarter is a non-cash tax provision of $.6 million resulting from timing differences associated with the amortization of goodwill for tax reporting purposes which is not amortized for financial reporting purposes.

The Company excludes these and certain other items for the purpose of tracking its performance on a non-GAAP basis. Non-GAAP gross profit and non-GAAP net income (loss), as reported by the Company, give an indication of the Company's baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.

The Company's non-GAAP net income for the third quarter of fiscal 2006 was $7.7 million, or $.03 per share, compared to net income of $850,000, or $.00 per share, in the second quarter and a net loss of $7.9 million, or $.04 per share, in the third quarter of the prior year. On a non-GAAP basis, gross margins were 38.8% in the third quarter compared to 32.7% in the second quarter and 29.8% in the third quarter of the prior year.

"We are proud of the progress we made in the third quarter," said Jerry Rawls, Finisar's President, CEO and Chairman. "We have been pointing to this quarter for more than a year as the one in which we would become profitable, at least on a non-GAAP basis. While we were able to generate a small non-GAAP profit earlier than expected in the second quarter, we are especially pleased that we were able to achieve our third quarter profitability goal. While our march to profitability has been a long and arduous path, we have remained steadfast in our commitment to delivering value to customers through focused R&D, in-house manufacturing and vertical integration. Our gross margins improved again this quarter from increased revenues and our relentless push for improved manufacturing efficiency and lower costs. In addition, we have laid the foundation for strengthening our balance sheet by generating almost $17 million of EBITDA last quarter and increased our cash balance by $21 million to $116 million."

CONFERENCE CALL

Finisar plans to review its third quarter results and discuss its current business outlook during a conference call for investors at 5:00 p.m. EST (2:00 p.m. PST) today, March 2, 2006. The call will be broadcast live over the Internet on the Investor Relations section of Finisar's web site, located at www.Finisar.com. To listen to the Webcast, interested investors are encouraged to log onto the broadcast at least 15 minutes prior to the call. Participating in the call will be Jerry Rawls, Finisar's President and CEO, and Steve Workman, Finisar's CFO.

SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACTS OF 1995

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Finisar's expectations, beliefs, intentions, or strategies regarding the future. All forward-looking statements included in this press release are based upon information available to Finisar as of the date hereof, and Finisar assumes no obligation to update any such forward-looking statements. Forward-looking statements involve risks and uncertainties, which could cause actual results to differ materially from those projected. These risks include those associated with the rapidly evolving markets for Finisar's products and uncertainty regarding the development of these markets; Finisar's historical dependence on sales to a limited number of customers and fluctuations in the mix of customers in any period; ongoing new product development and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction; and intensive competition. Further information regarding these and other risks relating to Finisar's business is set forth in Finisar's Annual Report on Form 10-K and other interim reports as filed with the Securities and Exchange Commission.

ABOUT FINISAR

Finisar Corporation (NASDAQ: FNSR) is a technology leader for fiber optic components and subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet Local Area Networks (LANs), Fibre Channel Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using Fibre Channel, IP, SAS, SATA and SONET/SDH protocols. The Company's headquarters is in Sunnyvale, California, USA. www.finisar.com.

FINANCIAL STATEMENTS

The following financial tables are presented in accordance with GAAP.

                           Finisar Corporation
                       Consolidated Balance Sheet
                             (In thousands)

                                  January 31,   October 31,    April 30,
                                     2006          2005          2005
                                 ------------  ------------  ------------
                                 (Unaudited)   (Unaudited)
             ASSETS
Current assets:
  Cash and cash equivalents      $     54,228  $     33,165  $     29,431
  Short-term investments               62,090        62,493        72,931
  Restricted investments,
   short-term                           3,728         3,710         3,717
  Accounts receivable, net             48,244        44,911        42,443
  Accounts receivable, other            6,842         2,914        11,371
  Inventories                          48,039        40,890        33,933
  Prepaid expenses                      4,850         3,287         3,470
                                 ------------  ------------  ------------
     Total current assets             228,021       191,370       197,296
Property, plant and improvements,
 net                                   79,582        79,028        87,264
Restricted investments,
 long-term                              3,634         3,612         5,393
Purchased technology, net              17,558        21,554        33,046
Other purchased intangible
 assets, net                            4,556         5,016         4,424
Goodwill                              132,484       132,275       119,690
Minority investments                   15,696        16,172        21,366
Other assets                           16,990        16,678        18,109
                                 ------------  ------------  ------------
     Total assets                $    498,521  $    465,705  $    486,588
                                 ============  ============  ============

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable               $     37,618   $    32,927   $    30,430
  Accrued compensation                  7,252         5,668         4,500
  Other accrued liabilities            17,292        15,429        14,073
  Deferred revenue                      5,433         4,974         3,519
  Current portion of other
   long-term liabilities                2,229           628         2,242
  Convertible notes                       843         1,000        15,811
  Non-cancelable purchase
   obligations                          1,390         1,390         6,449
                                 ------------  ------------  ------------
     Total current liabilities         72,057        62,016        77,024
Long-term liabilities:
  Convertible notes                   237,127       236,043       250,019
  Other long-term liabilities          23,220        13,930        13,623
  Deferred income taxes                 3,483         2,868         1,632
                                 ------------  ------------  ------------
     Total long-term liabilities      263,830       252,841       265,274
Stockholders' equity:
  Common stock                            299           296           259

  Additional paid-in capital        1,359,953     1,356,586     1,314,960
  Accumulated other comprehensive
   income                                 297           184           381
  Accumulated deficit              (1,197,915)   (1,206,218)   (1,171,310)
                                 ------------  ------------  ------------
     Total stockholders' equity       162,634       150,848       144,290
                                 ------------  ------------  ------------
Total liabilities and
 stockholders' equity            $    498,521  $    465,705  $    486,588
                                 ============  ============  ============

                          Finisar Corporation
                 Consolidated Statement of Operations
                 (In thousands, except per share data)

                        Three Months          Nine Months     Three Months
                           Ended                  Ended           Ended
                         January 31,           January 31,      October 31,
                     --------------------  --------------------  ---------
                        2006      2005       2006       2005       2005
                     ---------  ---------  ---------  ---------  ---------
                         (Unaudited)            (Unaudited)     (Unaudited)

Revenues
  Optical subsystems
   and components    $  84,199  $  63,417  $ 234,018  $ 177,079  $  77,449
  Network test and
   monitoring systems    9,336      9,665     27,871     28,885      9,173
                     ---------  ---------  ---------  ---------  ---------
     Total revenues     93,535     73,082    261,889    205,964     86,622
Cost of revenues        61,331     51,018    181,820    146,221     59,698
Impairment of acquired
 developed technology        -          -        853      3,656        853
Amortization of
 acquired developed
 technology              4,003      5,376     15,078     17,027      5,421
                     ---------  ---------  ---------  ---------  ---------
Gross profit            28,201     16,688     64,138     39,060     20,650
Gross margin              30.2%      22.8%      24.5%      19.0%      23.8%
Operating expenses:
  Research and
   development          11,525     14,535     38,687     47,653     14,141
  Sales and marketing    8,119      7,179     23,991     21,900      7,501
  General and
   administrative        6,644      5,476     21,421     15,153      6,768
  Amortization of
   deferred stock
   compensation              -         21          -        142          -
  Amortization of
   purchased
   intangibles             453        170      1,382        483        453
  Restructuring costs        -          -      3,064          -      3,064
  Impairment of assets       -     18,798          -     18,798          -
  Acquired in-process
   research and
   development               -          -          -        318          -
                     ---------  ---------  ---------  ---------  ---------
     Total operating
      expenses          26,741     46,179     88,545    104,447     31,927
Income (loss) from
 operations              1,460    (29,491)   (24,407)   (65,387)   (11,277)
Interest income            858        561      2,406      1,713        765
Interest expense        (3,838)    (3,872)   (11,755)   (10,787)    (3,830)
Other income
 (expense), net         10,498       (158)     9,077     (1,754)      (821)
                     ---------  ---------  ---------  ---------  ---------
Income (loss) before
 income taxes            8,978    (32,960)   (24,679)   (76,215)   (15,163)
Provision for income
 taxes                     675          -      1,926         57        657
                     ---------  ---------  ---------  ---------  ---------
Net income (loss)    $   8,303  $ (32,960) $ (26,605) $ (76,272) $ (15,820)
                     =========  =========  =========  =========  =========
Net income (loss)
 per share - basic   $    0.03  $   (0.15) $   (0.09) $   (0.34) $   (0.05)
Net income (loss)
 per share - diluted $    0.03  $   (0.15) $   (0.09) $   (0.34) $   (0.05)
                      =========  =========  =========  =========  =========
Shares used in
 computing net income
 (loss) per share -
  basic                297,265    224,170    286,434    223,491    289,968
Shares used in
 computing net income
 (loss) per share -
  diluted              307,681    224,170    286,434    223,491    289,968
NON-GAAP FINANCIAL MEASURES

The Company provides supplemental information regarding the Company's operational performance on a non-GAAP basis which excludes various non-cash and cash charges, principally related to acquisitions, restructuring activities and financing transactions. Non-GAAP gross profit and non-GAAP net income (loss), as reported by the Company, give an indication of the Company's baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. While non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States, the Company's management uses this information for the purpose of evaluating the Company's historical and prospective financial performance in the ordinary course of business. The Company believes that providing this information to its investors, in addition to the GAAP presentation, allows investors to better evaluate the Company's progress over time and its financial results in comparison to other companies with whom it competes.

A reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below (in thousands, except per share amounts):

                           Finisar Corporation
     Reconciliation of Results of Operations under GAAP and non-GAAP
                 (In thousands, except per share data)

                        Three Months          Nine Months     Three Months
                           Ended                 Ended            Ended
                         January 31,           January 31,     October 31,
                     --------------------  --------------------  ---------
                       2006       2005       2006       2005       2005
                     ---------  ---------  ---------  ---------  ---------
                        (Unaudited)            (Unaudited)      (Unaudited)

Reconciliation of GAAP
 Gross Profit to
 non-GAAP Gross Profit:
Gross profit per GAAP   28,201     16,688    64,138      39,060     20,650
Gross margin, GAAP        30.2%      22.8%     24.5%       19.0%      23.8%
Adjustments:
Cost of revenues
  Change in excess and
   obsolete inventory
   reserve               4,504       (300)    2,904        (428)    (1,127)
  Change in warranty
   reserve              (1,327)         -    (1,327)          -          -
  Purchase accounting
   adjustment for sale
   of acquired inventory     -          -       231         445          -
  Reduction in force and
   employee retention
   costs related to
   acquisitions              -          -     1,342           -         32
  Duplicate facility
   costs during
   facility move           878          -     2,192           -        748
  Abandonment of fixed
   assets                    -          -     1,666           -      1,666
  Asset retirement
   obligations               -          -        88           -         88
  Impairment of
   acquired developed
   technology                -          -       853       3,656        853
  Amortization of
   acquired
   technology            4,003      5,376    15,078      17,027      5,421
                     ---------  ---------  ---------  ---------  ---------
     Total cost of
      revenue
      adjustments        8,058      5,076    23,027      20,700      7,681
Gross profit, non-GAAP  36,259     21,764    87,165      59,760     28,331
Gross margin, non-GAAP    38.8%      29.8%     33.3%       29.0%      32.7%

Reconciliation of GAAP
 net income (loss) to
 non-GAAP net income
 (loss):
Net income (loss)
 per GAAP                8,303    (32,960)  (26,605)    (76,272)   (15,820)
Total cost of revenue
 adjustments             8,058      5,076    23,027      20,700      7,681
Research and development
  Reduction in force
   costs                     -        38        338        (280)        86
  Asset retirement
   obligations               -         -        361           -        361
  Abandonment of fixed
   assets                    -         -      1,588           -      1,588
  Loss on sale of assets     -         -          -         909          -
Sales and marketing
  Reduction in force
   costs                     -        67        224          67         15
  Asset retirement
   obligations               -         -         26           -         26
  Abandonment of
   fixed assets              -         -        153           -        153
General and administrative
  Reduction in force
   costs                    31         -        148         (96)         -
  Abandonment of fixed
   assets                    -         -        130           -        130
  Patent amortization        -         -        500           -        500
Amortization of deferred
 compensation                -        21          -         142          -
Amortization of
 purchased intangibles     453       170      1,382         483        453
Acquired in-process R&D
 for Data Transit
 acquisition                 -         -          -         318          -
Impairment of assets         -    18,798          -      18,798          -
Amortization of discount
 on convertible debt     1,148     1,069      3,377       3,198      1,148
Restructuring costs          -         -      3,064           -      3,064
Other expense, net
  Loss (gain) on
   sale of assets      (11,337)     (583)   (11,010)       (502)       299
  Loss on minority
   investments             476       430      1,514       1,223        516
Provision for
 income tax
  Timing difference
   related to asset
   purchases               617         -      1,851           -        650
                     ---------  ---------  ---------  ---------  ---------
Total adjustments         (554)   25,086     26,673      44,960     16,670
                     ---------  ---------  ---------  ---------  ---------
Net income (loss),
 non-GAAP            $   7,749  $ (7,874)  $      68  $ (31,312) $     850
                     =========  =========  =========  =========  =========
Net income (loss),
 non-GAAP per share -
 basic               $    0.03  $  (0.04)  $    0.00  $   (0.14) $    0.00
                     =========  =========  =========  =========  =========
Net income (loss),
 non-GAAP per share -
 diluted             $    0.03  $  (0.04)  $    0.00  $   (0.14) $    0.00
                     =========  =========  =========  =========  =========
Shares used in
 computing proforma
 net income (loss)
 per share - basic     297,265   224,170     286,434    223,491    289,968
Shares used in
 computing proforma
 net income (loss)
 per share - diluted   307,681   224,170     286,434    223,491    289,968

Contact:
Steve Workman
Chief Financial Officer
408-548-1000

Investor Relations
408-542-5050
investor.relations@Finisar.com